UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 23, 2021

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
001-37976	Southwest Gas Holdings, Inc. 8360 S. Durango Dr. Post Office Box 98510 Las Vegas, Nevada 89193-8510 (702) 876-7237	Delaware	81-3881866

001-07850	Southwest Gas Corporation 8360 S. Durango Dr. Post Office Box 98510 Las Vegas, Nevada 89193-8510 (702) 876-7237	California	88-0085720

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Southwest Gas Holdings, Inc:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 par value	SWX	New York Stock Exchange
Southwest Gas Corporation:
None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or
Rule12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
On March 23, 2021, Southwest Gas Corporation entered into a Term Loan Agreement (the “Term Loan Agreement”) with the lenders, book runners and syndication agents party thereto and The Bank of New York Mellon, as Administrative Agent (the “Agent”). The Term Loan Agreement provides for a term loan (the “Term Loan”) of $250 million that matures on March 22, 2022. Southwest Gas Corporation intends to use the proceeds from the Term Loan to fund the increased cost of natural gas supply during the month of February 2021 caused by extreme weather conditions in the central United States.
Interest rates for the Term Loan are calculated at either LIBOR or the “alternate base rate,” plus in each case an applicable margin that is determined based on Southwest Gas Corporation’s senior unsecured long-term debt rating. The applicable margin ranges from 0.550% to 1.000% for loans bearing interest with reference to LIBOR. Loans bearing interest with reference to the alternate base rate have an applicable margin of 0.000%. Upon the occurrence of certain events providing for a transition away from LIBOR or if LIBOR is no longer a widely recognized benchmark rate, the Term Loan will bear interest at a rate based on a replacement benchmark, as further set forth in the Term Loan Agreement.
The Term Loan Agreement contains certain customary representations and warranties and affirmative and negative covenants. In addition, the Term Loan Agreement contains a financial covenant requiring Southwest Gas Corporation to maintain a ratio of funded debt to total capitalization not to exceed 0.70 to 1.00 as of the end of any quarter of any fiscal year.
The description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Term Loan Agreement, dated as of March 23, 2021, by and among Southwest Gas Corporation, The Bank of New York Mellon, as Administrative Agent, and the lenders party, book runners and syndication agents thereto.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

/s/ Lori L. Colvin
Date: March 23, 2021	Lori L. Colvin
Vice President/Controller/Chief Accounting Officer

SOUTHWEST GAS CORPORATION

/s/ Lori L. Colvin
Date: March 23, 2021	Lori L. Colvin
Vice President/Controller/Chief Accounting Officer